Exhibit 99.1

Solaris Oilfield Infrastructure Announces Second Quarter 2019 Results

Second Quarter 2019 Highlights

•     Net income of $22.5 million, or $0.42 per diluted Class A share, for the quarter ended June 30, 2019, which includes a $0.01 per diluted Class A share write-off of certain unamortized debt issuance costs related to lenders under the 2018 Credit Agreement which are no longer parties to the 2019 Credit Agreement

•	Adjusted pro forma net income of $21.2 million, or $0.44 per diluted share

•	Adjusted EBITDA of $35.2 million for the quarter ended June 30, 2019

•	Net cash provided by operating activities of $34.4 million for the quarter ended June 30, 2019

•     Positive free cash flow1 of $26.1 million for the quarter ended June 30, 2019

•     Paid a regular quarterly dividend of $0.10 per share on June 26, 2019

HOUSTON, July 30, 2019 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported financial results for the second quarter 2019.

Second Quarter 2019 Financial Review

Solaris reported net income of $22.5 million, or $0.42 per diluted Class A share, for second quarter 2019, compared to net income of $23.4 million, or $0.43 per diluted Class A share, in first quarter 2019 and net income of $21.4 million, or $0.40 per diluted Class A share, in second quarter 2018. Adjusted pro forma net income for second quarter 2019 was $21.2 million, or $0.44 per fully diluted share, which was down $0.4 million on a total dollar basis and down $0.02 per fully diluted share from first quarter 2019 and increased $1.5 million and $0.02 per fully diluted share compared to second quarter 2018. A description of adjusted pro forma net income and a reconciliation to net income attributable to Solaris, its most directly comparable generally accepted accounting principles (“GAAP”) measure, and the computation of adjusted pro forma earnings per fully diluted share are provided below.

Adjusted EBITDA for second quarter 2019 was $35.2 million, an increase of $0.1 million compared to first quarter 2019 and an increase of $5.1 million from second quarter 2018. A description of adjusted EBITDA and a reconciliation to net income, its most directly comparable GAAP measure, is provided below.

Revenues were $64.1 million for second quarter 2019, an increase of $9.0 million, or 16%, compared to first quarter 2019, and an increase of $16.9 million, or 36%, compared to second quarter 2018. The sequential revenue increase was primarily driven by an increase in last mile management, in addition to an increase in the number of systems deployed.

During the second quarter 2019, an average of 123 mobile proppant management systems were fully utilized, an 8% increase from the 114 fully utilized systems averaged in the first quarter of 2019, and a 14% increase compared to second quarter 2018. The sequential increase in fully utilized systems during the second quarter of 2019 was primarily due to system additions by both new and exisiting customers against a backdrop of a relatively flat frac crew count.

Capital Expenditures, Free Cash Flow and Liquidity

The Company invested $8.3 million during second quarter 2019, which included investments in its mobile proppant and chemical management systems. The Company currently has 164 mobile proppant management systems and 8 completed mobile chemical systems in its fleet; completion of the next 6 mobile chemical management systems has been delayed pending further design enhancements resulting from recent field trial learnings. The Company expects capital expenditures for the full year 2019 in the range of $40-50 million.

Free cash flow (defined as net cash provided by operating activies less investment in property, plant and equipment) during second quarter 2019 was $26.1 million, which represented the second consecutive quarter of positive free cash flow for the Company. Year-to-date 2019, the Company has generated $28.7 million of free cash flow.

On April 26, 2019, the Company amended its credit facility to increase the revolver to $50 million, with availability based on a total leverage covenant of 2.5x total debt to EBITDA. The amendment increases the company’s revolver size by $30 million and includes an accordion feature, which could increase total availability under the facility to $75 million. As of June 30, 2019, the Company had approximately $80 million of liquidity, including approximately $30 million in cash and $50 million of availability under its undrawn credit facility.

Operational Update and Outlook

Based on current industry activity levels, the Company believes it has approximately one third of overall U.S. wellsite proppant storage market share, which continues to represent the leading share. The Company expects to end the third quarter 2019 with 166 mobile proppant management systems with no plans for further fleet additions for the remainder of the year. The Company expects to have 14 mobile chemical management systems in the rental fleet once design enhancements have been integrated across all systems included in the first phase of its mobile chemical management system manufacturing plan.

“The Solaris team was able to deploy systems with both new and existing customers in the second quarter despite a relatively flat US frac crew count as we continue to demonstrate the savings, efficiency and safety our solutions provide,” Solaris’ Chairman and Chief Executive Officer Bill Zartler commented. “Looking at the back half of the year, we expect our customers’ recent efficiency gains and commitment to capital discipline likely lead to softness in US completions activity. While Solaris will not be immune to these market trends, we believe we can offset some of these headwinds with additional customer wins as we remain focused on collaborating with customers to drive additional efficiencies on the well site.”

Quarterly Cash Dividend

On June 4, 2019, the Company announced that its Board of Directors had declared its third consecutive quarterly cash dividend of $0.10 per share of Class A common stock, which was paid on June 26, 2019 to holders of record as of June 14, 2019. A distribution of $0.10 per unit was also approved for holders of units in Solaris Oilfield Infrastructure, LLC (“Solaris LLC”).

Conference Call

The Company will host a conference call to discuss its second quarter 2019 results on Wednesday, July 31, 2019 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10132232. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) manufactures and rents mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented mobile proppant management systems and patent pending mobile chemical management systems are deployed in many of the most active oil and natural gas basins in the United States, including the Permian Basin, Eagle Ford Shale, STACK/SCOOP formation, Marcellus and Utica Shales, Haynesville Shale, Rockies and the Bakken formation. Additional information is available on the Solaris website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under the Securities and Exchange Commission’s (the “SEC”) Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of forward-looking statements include, but are not limited to, statements we make regarding management changes, the outlook for the operation of our Kingfisher Facility, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

1 Free cash flow is defined as net cash provided by operating activities of $34.4 million less investment in property, plant and equipment of $8.3 million for the quarter ended June 30, 2019

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
Revenue
System rental	$39,740	$35,127	$37,348	$77,088	$62,532
System services	19,031	9,937	11,437	30,468	17,446
Transloading services	4,881	1,397	5,833	10,714	1,847
Inventory software services	449	694	506	955	1,348
Total revenue	64,101	47,155	55,124	119,225	83,173
Operating costs and expenses
Cost of system rental (excluding $5,481, $3,359 and $5,226 of depreciation and amortization for the three months ended June 30, 2019 and 2018 and March 31, 2019, respectively, and $10,707 and $5,995 of depreciation and amortization for the six months ended June 30, 2019 and 2018, respectively, shown separately)	2,552	1,683	2,347	4,899	3,101
Cost of system services (excluding $391, $305 and $398 of depreciation and amortization for the three months ended June 30, 2019 and 2018 and March 31, 2019, respectively, and $789 and $542 of depreciation and amortization for the six months ended June 30, 2019 and 2018, respectively, shown separately)	21,675	11,679	13,619	35,294	20,785
Cost of transloading services (excluding $411, $10 and $409 of depreciation and amortization for the three months ended June 30, 2019 and 2018 and March 31, 2019, respectively, and $820 and $15 of depreciation and amortization for the six months ended June 30, 2019 and 2018, respectively, shown separately)	689	535	710	1,399	867
Cost of inventory software services (excluding $193, $193 and $193 of depreciation and amortization for the three months ended June 30, 2019 and 2018 and March 31, 2019, respectively, and $386 and $405 of depreciation and amortization for the six months ended June 30, 2019 and 2018, respectively, shown separately)	165	167	135	300	423
Depreciation and amortization	6,622	3,984	6,345	12,967	7,186
Salaries, benefits and payroll taxes	3,235	3,169	2,342	5,577	5,790
Selling, general and administrative (excluding $146, $117 and $119 of depreciation and amortization for the three months ended June 30, 2019 and 2018 and March 31, 2019, respectively, and $265 and $229 of depreciation and amortization for the six months ended June 30, 2019 and 2018, respectively, shown separately)	1,771	1,123	1,686	3,457	3,003
Other operating expenses	69	19	213	282	1,696
Total operating cost and expenses	36,778	22,359	27,397	64,175	42,851
Operating income	27,323	24,796	27,727	55,050	40,322
Interest expense, net	(656)	(71)	(111)	(767)	(155)
Total other expense	(656)	(71)	(111)	(767)	(155)
Income before income tax expense	26,667	24,725	27,616	54,283	40,167
Provision for income taxes	4,158	3,277	4,181	8,339	5,304
Net income	22,509	21,448	23,435	45,944	34,863
Less: net income related to non-controlling interests	(9,234)	(10,851)	(11,118)	(20,352)	(18,336)
Net income attributable to Solaris	$13,275	$10,597	$12,317	$25,592	$16,527

Earnings per share of Class A common stock - basic	$0.42	$0.40	$0.43	$0.85	$0.64
Earnings per share of Class A common stock - diluted	$0.42	$0.40	$0.43	$0.85	$0.63

Basic weighted average shares of Class A common stock outstanding	30,609	25,541	28,028	29,326	24,717
Diluted weighted average shares of Class A common stock outstanding	30,644	25,711	28,115	29,387	24,897

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash	$29,719	$25,057
Accounts receivable, net	44,343	39,746
Prepaid expenses and other current assets	5,785	5,492
Inventories	8,639	10,470
Total current assets	88,486	80,765
Property, plant and equipment, net	314,196	296,538
Operating lease right-of-use assets	8,191	—
Goodwill	17,236	17,236
Intangible assets, net	4,151	4,540
Deferred tax assets	59,765	58,074
Other assets	701	1,454
Total assets	$492,726	$458,607
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,756	$9,127
Accrued liabilities	15,688	12,658
Current portion of deferred revenue	12,990	12,990
Current portion of operating lease liabilities	587	—
Current portion of finance lease liabilities	30	35
Other current liabilities	1,562	515
Total current liabilities	33,613	35,325
Senior secured credit facility	—	13,000
Deferred revenue, net of current	6,164	12,468
Operating lease liabilities, net of current	8,077	—
Finance lease liabilities, net of current	147	154
Payables related to Tax Receivable Agreement	68,015	56,149
Other long-term liabilities	527	633
Total liabilities	116,543	117,729
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 31,040 issued and 30,905 outstanding as of June 30, 2019 and 27,091 issued and 27,000 outstanding as of December 31, 2018	309	271
Class B common stock, $0.00 par value, 180,000 shares authorized, 15,940 shares issued and outstanding as of June 30, 2019 and 19,627 issued and outstanding as of December 31, 2018	—	—
Additional paid-in capital	192,734	164,086
Retained earnings	54,284	35,507
Treasury stock (at cost), 135 shares and 91 shares as of June 30, 2019 and December 31, 2018, respectively	(2,144)	(1,414)
Total stockholders' equity attributable to Solaris and members' equity	245,183	198,450
Non-controlling interest	131,000	142,428
Total stockholders' equity	376,183	340,878
Total liabilities and stockholders' equity	$492,726	$458,607

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$45,944	$34,863
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,967	7,186
Loss on disposal of asset	284	62
Stock-based compensation	2,040	2,802
Amortization of debt issuance costs	665	139
Deferred income tax expense	7,880	4,944
Other	(169)	253
Changes in assets and liabilities:
Accounts receivable	(4,597)	(14,125)
Prepaid expenses and other assets	1,990	(4,621)
Inventories	(3,296)	(6,973)
Accounts payable	(4,661)	2,032
Accrued liabilities	4,696	2,036
Deferred revenue	(6,304)	—
Net cash provided by operating activities	57,439	28,598
Cash flows from investing activities:
Investment in property, plant and equipment	(28,717)	(86,155)
Investment in intangible assets	—	(6)
Cash received from insurance proceeds	38	59
Net cash used in investing activities	(28,679)	(86,102)
Cash flows from financing activities:
Payments under finance leases	(18)	(14)
Payments under insurance premium financing	(932)	(403)
Proceeds from stock option exercises	294	836
Payments related to purchase of treasury stock	(730)	—
Repayment of senior secured credit facility	(13,000)	—
Payments related to debt issuance costs	(197)	(954)
Distribution and dividend paid to Solaris LLC unitholders and Class A common shareholders	(9,515)	—
Other	—	60
Net cash provided by financing activities	(24,098)	(475)
Net increase (decrease) in cash	4,662	(57,979)
Cash at beginning of period	25,057	63,421
Cash at end of period	$29,719	$5,442
Non-cash activities
Investing:
Capitalized depreciation in property, plant and equipment	$372	$319
Property and equipment additions incurred but not paid at period-end	829	5,805
Financing:
Insurance premium financing	1,812	1,471
Cash paid for (received from):
Interest	183	61
Income taxes	663	308

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED EBITDA

(In thousands)

(Unaudited)

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended			Six months ended
	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018

Net income	$22,509	$21,448	$23,435	$45,944	$34,863
Depreciation and amortization	6,622	3,984	6,345	12,967	7,186
Interest expense, net	656	71	111	767	155
Income taxes (1)	4,158	3,277	4,181	8,339	5,304
EBITDA	$33,945	$28,780	$34,072	$68,017	$47,508
IPO bonuses (2)	—	307	—	—	896
Stock-based compensation expense (3)	1,178	939	862	2,040	1,861
Loss on disposal of assets	71	23	213	284	26
Non-recurring cash bonuses (4)	—	—	—	—	1,679
Adjusted EBITDA	$35,194	$30,049	$35,147	$70,341	$51,970

(1)Federal and state income taxes.

(2)Represents stock-based compensation expense related to restricted stock awards with one-year vesting of $307 and $896 in the three and six months ended June  30, 2018 that were granted to certain employees and consultants in connection with the IPO.

(3)Represents stock-based compensation expense related to restricted stock awards.

(4)Certain performance-based cash awards paid in connection with the purchase of Railtronix upon the achievement of certain financial milestones.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

(In thousands)

(Unaudited)

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Oilfield Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding Solaris LLC Units, after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three months ended			Six months ended
	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
Numerator:
Net income attributable to Solaris	$13,275	$10,597	$12,317	$25,592	$16,527
Adjustments:
Reallocation of net income attributable to non-controlling interests from the assumed exchange of LLC Interests(1)	9,234	10,851	11,118	20,352	18,336
IPO bonuses (2)	—	307	—	—	896
Non-recurring cash bonuses (3)	—	—	—	—	1,679
Loss on disposal of assets	71	23	213	284	26
Non-recurring write-off of debt issuance costs (4)	528	—	—	528	—
Income tax expense	(1,937)	(2,092)	(2,036)	(3,973)	(3,287)
Adjusted pro forma net income	$21,171	$19,686	$21,612	$42,783	$34,177
Denominator:
Weighted average shares of Class A common stock outstanding - diluted	30,644	25,711	28,115	29,387	24,897
Adjustments:
Assumed exchange of Solaris LLC Units for shares of Class A common stock (1)	16,936	21,560	19,165	18,044	22,376
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	47,580	47,271	47,280	47,431	47,273
Adjusted pro forma earnings per share - diluted	$0.44	$0.42	$0.46	$0.90	$0.72

(1)

Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

(2)

Represents stock-based compensation expense related to restricted stock awards with one-year vesting of $307 and $896 in the three and six months ended June  30,  2019 and 2018, respectively, that were granted to certain employees and consultants in connection with the IPO.

(3)	Certain performance-based cash awards paid in connection with the purchase of Railtronix upon the achievement of certain financial milestones.

(4)	Write-off of certain unamortized debt issuance costs related to lenders under the 2018 Credit Agreement which are no longer parties to the 2019 Credit Agreement.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com